EXHIBIT 10.1

                             CREE RESEARCH, INC.
                             AMENDED AND RESTATED

                           EQUITY COMPENSATION PLAN

                      (formerly the Cree Research, Inc.
                         Employee Stock Option Plan)

                          (As amended June 28, 1999)

                        ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to the Company; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to executive compensation.

1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Restricted Stock; and (iv) Other Stock-Based Awards and such other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.

1.3 The Cree Research, Inc. Employee Stock Option Plan was initially adopted effective August 2, 1989, was amended and restated in the form of the Plan effective as of July 1, 1995 (the "Effective Date"), and was subsequently amended or amended and restated September 17, 1996, September 1, 1997, December 7, 1998, March 31, 1999 and June 28, 1999.

                           ARTICLE II - DEFINITIONS

      Except where the context otherwise indicates, the following definitions apply:

2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2 "Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.3 "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Restricted Stock, Other Stock-Based Awards, or any combination of the foregoing.

2.4   "Board" means the Board of Directors of Cree Research, Inc.

2.5   "Change in Control"  means the  occurrence  of an event defined in Section
      9.1 of the Plan.


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2.6   "Code"  means the Internal  Revenue  Code of 1986,  as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article III. Committee members may also be appointed for such limited purposes as may be provided by the Board.

2.8 "Company" means Cree Research, Inc., a North Carolina corporation, and its successors and assigns. The term "Company" shall include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Cree Research, Inc. shall be authorized to act on behalf of all other entities included within the definition of "Company".

2.9 "Disability" means (I) with respect to a Participant who is eligible to participate in the Company's program of long-term disability insurance, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Company's program of long-term disability insurance), a disability as determined under procedures established by the Committee or in any Award.

2.10 "Discount Stock Options" means Nonqualified Stock Options which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.

2.11 "Early Retirement" shall mean retirement from active employment with the Company, with the express consent of the Committee, pursuant to early retirement provisions established by the Committee or in any Award.

2.12 "Eligible Participant" means any employee of the Company, as shall be determined by the Committee, as well as any other person, including directors, whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee.

2.13 "Fair Market Value" means, with respect to any given day, the following:

     (i) If the Stock is not listed for trading on a national securities exchange but is listed on the NASDAQ National Market System or the NASDAQ Small-Cap Market System, then the Fair Market Value shall be the last sale price of the Stock on the date of reference if a minimum of 100 shares are traded on such date or, if less than 100 shares are traded on such date, then the last sale price of the Stock as of the last date on which at least 100


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           shares were traded, in either case as reported by the NASDAQ National
           Market System or the NASDAQ Small-Cap Market System, as the case may be.

      (ii) If the Stock is listed for trading on any national securities exchange, then the Fair Market Value shall be the closing price of the Stock on such exchange on the date of reference if a minimum of 100 shares are traded on such date or, if less than 100 shares are traded on such date, then the closing price of the Stock on such exchange as of the last date on which at least 100 shares were traded.

      The Committee may establish an alternative method of determining Fair Mar-ket Value.

2.14 "Incentive Stock Option" means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.15 "Nonqualified Stock Option" means a Stock Option granted under Article V of the Plan.

2.16 "Normal Retirement" shall mean retirement from active employment with the Company on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.17 "Option Grant Date" means, as to any Stock Option, the latest of:

      (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

      (b) the date the Participant receiving the Stock Option becomes an employee of the Company, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

      (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

2.18 "Participant" means an Eligible Participant to whom an Award has been granted and who has entered into an Agreement evidencing the Award.

2.19 "Plan" means the Cree Research, Inc. Equity Compensation Plan as set forth herein, and, as further amended or amended and restated from time to time.

2.20 "Restricted Stock" means an Award of Stock under Article VII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.21 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.22  "Retirement" shall mean Early Retirement or Normal Retirement.


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2.23  "Stock" means shares of the Common Stock of Cree Research, Inc., par value
      $.0025 per share, as may be adjusted pursuant to the provisions of Section 3.10.

2.24 "Stock Option" means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.25 "Termination of Employment" means the discontinuance of employment of a Participant with the Company for any reason. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The
      Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred.

                         ARTICLE III - ADMINISTRATION

3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with any law. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, shares of Stock subject to an Award, and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.


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3.4   The Committee may adopt such rules,  regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5 The number of shares of Stock which are available for Award under the Plan shall be Five Million Four Hundred Eighty Thousand (5,480,000) shares* or any larger number of shares of Stock that, subsequent to the date this Plan is adopted, may be authorized for issuance by the Company. Such shares of Stock shall be made available from authorized and unissued shares. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of Stock, whether or not Restricted Stock, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Awards under the Plan, and may again be available for Award under the Plan. (*As adjusted for stock split effective July 26, 1999.)

3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee.

3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

      (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

      (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9 Subject to the restrictions on Restricted Stock, as provided in Article VII of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10  If any reorganization, recapitalization, reclassification, stock split-up,
      stock  dividend,   or  consolidation   of  shares  of  Stock,   merger  or
      consolidation  of the Company or sale or other


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     disposition  by the  Company of all or a portion of its  assets,  any other change in the Company's corporate structure, or any distribution to share-holders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

      (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Section 3.5 of the Plan;

      (b) the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

      (c) the purchase price to be paid per share of Stock under outstanding Stock Options; and

      (d) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof and/or that he has met such other requirements as the Committee determines may be applicable to such purchase. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.13 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards



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      or the right or obligation to make  future such awards in  connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.14 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Company as determined by the Committee in its discretion; or (b) is terminated for cause as determined by the Committee in its discretion.

                     ARTICLE IV - INCENTIVE STOCK OPTIONS

4.1 Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of
      Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

4.2 Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Company, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

      (a) The Incentive Stock Option price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Section 424(d) of the Code) on the Option Grant Date, the Incentive Stock Option price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date.

      (b) Subject to any conditions on exercise set forth in the corresponding Agreement, the Incentive Stock Option may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant
            Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the
            Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Agreement, which period shall not exceed three months unless:

            (i) employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

            (ii) death shall have occurred following a Termination of Employment and while the Incentive Stock Option was still exercisable, in which event such period shall not exceed one year after the date of death;


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            provided,  further,  that such  period  following a  Termination  of
            Employment shall in no event extend the original exercise period of the Incentive Stock Option.

      (c) To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year by any Eligible Participant exceeds $100,000, such options shall be treated as Nonqualified Stock Options granted under Article V.

      (d) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee. If, for any reason, an Incentive Stock Option fails to meet the requirements of Section 422 of the Code, the Option shall automatically be deemed a Nonqualified Stock Option granted under Article V herein.

      (e) The maximum number of shares of Stock subject to Incentive Stock Option Awards hereunder shall be the total number of shares authorized for issuance under the Plan pursuant to Section 3.5.

4.3 The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

4.4 If the Incentive Stock Option Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                    ARTICLE V - NONQUALIFIED STOCK OPTIONS

5.1 One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2   The  Nonqualified   Stock  Option  price  per  share  of  Stock  shall  be
      established in the Agreement and may be less than or greater than 100% of the Fair Market Value at the time of the grant.

5.3 The Nonqualified Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Agreement; provided, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement, which period shall not exceed three months unless:


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      (i)   employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

     (ii) death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option was still exercisable, in which event such period shall not exceed one year after the date of death;

      provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option.

5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or in Article VI, as determined by the Committee.

                   ARTICLE VI - INCIDENTS OF STOCK OPTIONS

6.1 Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

6.2 Except as provided below, a Stock Option shall be exercisable during the lifetime of the Participant only by him or his guardian or legal representative and shall not be transferable by the Participant other than
      (i) by will or by the laws of descent and distribution, or (ii) to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. However, the Committee may, in its sole discretion, either pursuant to an Agreement or otherwise, permit a Participant to transfer a Nonqualified Stock Option by gift or other donative transfer without payment of consideration, conditioned upon and subject to compliance with all applicable law (including, but not limited to, securities law).

6.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Stock Option price as payment.

6.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. The Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

      (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or

      (b) converted into contingently credited shares of Stock, with respect to which dividend equivalents may accrue, in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

      Such Stock, whether delivered or contingently credited, shall be charged against the limitations set forth in Section 3.5.

6.5 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

6.6 In the event of Disability or death, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the option price in consideration of the surrender of the Stock Option.

6.7 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Stock Option exercise transaction.

6.8 The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Stock Options.

                        ARTICLE VII - RESTRICTED STOCK

7.1   Restricted  Stock  Awards  may  be  made  to  certain  Participants  as an incentive for the  performance  of future  services  that will  contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

7.2   With respect to Awards of Restricted Stock, the Committee shall:

      (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

      (b)   determine the length of the Restriction Period;

      (c) determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this
            Article VII;

      (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

      (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

7.3 Awards of Restricted Stock must be accepted within a period of 60 days, or such shorter period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

7.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

7.5 Except as otherwise provided in this Article VII or in the corresponding Agreement, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6 To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

7.7 In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated, the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

7.8   The certificates representing shares of Restricted Stock may either:

      (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or

      (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

7.9 Except as provided in this Article VII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

7.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.11  In order to  better  ensure  that  Award  payments  actually  reflect  the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                   ARTICLE VIII - OTHER STOCK-BASED AWARDS

8.1 Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, convertible preferred stock, convertible debentures, exchange-able securities, phantom stock and Stock awards or options valued by ref-erence to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options or Restricted Stock granted under the Plan and/or cash awards made outside of the Plan.

      Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period.

      The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2 Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

      (a) Subject to the provisions of this Plan and the Agreement, shares of Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

      (b) Subject to the provisions of this Plan and the Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article VIII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

      (c) Any Award under this Article VIII and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Agreement, as determined by the Committee, in its sole discretion.

      (d) Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Award under this Article VIII.

      (e) Each Award under this Article VIII shall be confirmed by, and subject to the terms of, an Agreement.

      (f) Stock, including securities convertible into Stock, issued on a bonus basis under this Article VIII may be issued for no cash consideration.

8.3 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

      (a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

      (b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof as determined by the Committee in its sole discretion.

      (c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

                        ARTICLE IX - CHANGE IN CONTROL

9.1 A "Change in Control" shall be deemed to have occurred upon the happening of any of the following events:

      (a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company (as defined in Section 2.8 of this Plan) and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), who together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the
            Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of 20% or more of the then-outstanding shares of Stock or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of its directors. For purposes of calculating the number of shares or voting power held by such Person and its affiliates and associates under this Section 9.1(a), there shall be excluded any securities acquired by such Person or its affiliates or associates directly from the Company.

      (b) A sale or other disposition of all or substantially all of the Company's assets is consummated, other than such a sale or disposition that would not have constituted a Change of Control under subsection (d) below had it been structured as a merger or consolidation.

      (c) The shareholders of the Company approve a definitive agreement or plan to liquidate the Company.

      (d)   A merger or  consolidation  of the Company  with and into  another entity is consummated, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were Incumbent Directors (as defined in subsection (e) below) at the time of execution of the initial agreement providing for such transaction, (2) no "Person" (as defined in Section 9.1(a) above), together with its "affiliates" and "associates" (as defined in Section 9.1(a) above), is the "Beneficial Owner" (as defined in Section 9.1(a) above), directly or indirectly, of 20% or more of the then-outstanding equity interests of the surviving entity or the combined voting power of the then-outstanding equity interests of the surviving entity entitled to vote generally in the election of members of its governing body, and (3) more than 50% of the then-outstanding equity interests of the surviving entity and the combined voting power of the then-outstanding equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is "Beneficially Owned", directly or indirectly, by all or substantially all of the individuals and entities who were the "Beneficial Owners" of the shares of Stock immediately prior to such transaction in substantially the same
            proportions  as  their   ownership   immediately   prior  to  such
            transaction.

      (e) During any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent

            Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this Section 9.1(e), but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election context subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a "Person" (as defined in Section 9.1(a) above) other than the Board.

9.2 In the event of a Change in Control: (a) any or all then outstanding Stock Options having an Option Grant Date on or before January 31, 1999, to the extent not previously fully vested and exercisable, shall automatically become fully vested and, except to the extent such Options are cashed out pursuant to Section 9.4 below, exercisable effective immediately prior to the Change in Control; and (b) outstanding Stock Options having an Option Grant Date after January 31, 1999 shall vest and become exercisable only to the extent and in such manner as is provided in the applicable Agreement evidencing the Stock Option.

9.3 In the event of a Change in Control, the restrictions applicable to Awards of Restricted Stock or Other Stock-Based Awards shall automatically lapse effective immediately prior to the Change in Control, in which case, subject to the requirements of applicable law, the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock and deliver such certificates to the Participants in whose names they are registered.

9.4 Upon the occurrence of a Change in Control, the Committee may in its sole discretion and consistent with the requirements of applicable law decide to cash-out the value of all outstanding Stock Options, Restricted Stock and Other Stock-Based Awards, in each case to the extent vested pursuant to Sections 9.2 and/or 9.3 above or otherwise, on the basis of the "Change in Control Price" (as defined in Section 9.5) less the exercise price under such Award (if any) as of the date such Change in Control is determined to have occurred or such other date prior to the Change in Control as the Committee may determine.

9.5 For purposes of Section 9.4, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the Stock is then traded or on the NASDAQ National Market System or the NASDAQ Small-Cap Market System, as the case may be, or paid or offered in any bona fide transaction related to a Change in Control, at any time during the 120 day period immediately preceding the occurrence of the Change in Control, as determined by the Committee.

9.6 The Committee is authorized to take such actions that are not inconsistent with Sections 9.2, 9.3, 9.4 and 9.5 above as the Committee determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of a Change in Control. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Agreement, so as to provide for earlier, later, extended or additional times for exercise or payment, differing methods for calculating payments and alternate forms and amounts of payment. The Committee may take such actions pursuant to this Section 9.6 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Agreement, or by taking action with respect to individual Participants.

                    ARTICLE X - AMENDMENT AND TERMINATION

10.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan. To the extent required by Code Section 422, no amendment, without approval by the Company's shareholders, shall:

      (a)   alter the group of persons eligible to participate in the Plan;

      (b) except as provided in Section 3.5, increase the maximum number of shares of Stock or Stock Options which are available for Awards under the Plan;

      (c) extend the period during which Incentive Stock Option Awards may be granted beyond the date which is ten (10) years following the Effective Date.

      (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

      (e) change the definition of an Eligible Participant for the purpose of an Incentive Stock Option or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

      (f) materially increase the benefits accruing to Participants under this Plan;

      (g)   materially   modify  the   requirements   as  to   eligibility   for
            participation in this Plan; or

      (h) change any of the provisions of this Article X.

10.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

      (a) annul any Award if the Participant is terminated for cause as determined by the Committee;

      (b) provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company; and

      (c) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

10.3 If a Change in Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article IX.

                    ARTICLE XI - MISCELLANEOUS PROVISIONS

11.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in
      Article VII with respect to Restricted Stock and except as otherwise provided by the Committee.

11.2 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, or in connection with any other type of equity-based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

11.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

11.4 The terms of the Plan shall be binding upon the Company, and its successors and assigns.

11.5 Neither a Stock Option, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. Unless otherwise provided by the Committee or in an Agreement, transfer restrictions shall only apply to Incentive Stock Options as required in Article IV and to the extent otherwise required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

11.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

11.7 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

11.8 Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

11.9 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.